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                                                                     EXHBIT 10.8


                                   [AAG LOGO]

                              AAG SECURITIES, INC.
                  A SUBSIDIARY OF AMERICAN ANNUITY GROUP, INC.

                                   SINGLE PAY

                       AGREEMENT FOR BROKERAGE SERVICES

                        FINANCIAL INSTITUTION DIVISION


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


         This Single Pay Agreement for Brokerage Services ("Agreement") dated as of May 13th, 1998, between AAG Securities, Inc., an Ohio Corporation ("AAGS"), and High Street Financial Services, Inc. ("Subscriber").

                                    RECITALS

         A. AAGS is a registered broker/dealer that provides securities brokerage services to the general public, including depositors and other customers of financial institutions.

         B. Subscriber desires to retain. AAGS to provide services on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

1. AAGS Centers. AAGS, a registered broker/dealer, provides certain securities brokerage and investment advisory services through the operation of AAGS service centers at locations of subscribing entities: As soon as practicable following the date of this Agreement, AAGS and Subscriber shall consult with each other and shall use all reasonable efforts to identify Subscriber's locations at which AAGS shall open and operate AAGS service centers ("AAGS Centers"). AAGS shall use all reasonable efforts td open and operate AAGS Centers at each such location as may be agreed upon by Subscriber and AAGS. Subscriber is not granted exclusive rights in any territory or location. AAGS may enter into agreements with other subscribers and operate AAGS Centers at any other locations selected by AAGS.

2. AAGS Program. The "AAGS Program" is a program owned and controlled by AAGS, consisting of the services described in this Section.

2.1 Brokerage Services. Registered Representatives (as described below) of AAGS at the AAGS Centers will execute purchases and sales of investment products constituting securities within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, included in the AAGS Program ("Securities"). AAGS may retain one or more clearing brokers to perform for AAGS such services as arc customarily performed by clearing brokers.

2.2 Registered Representative. Registered Representatives of AAGS may provide advice and recommendations to persons who have' established a customer relationship with AAGS ("AAGS Customers") in accordance with AAGS's procedures and each AAGS Customer's suitability profile and investment goals.

2.3 Hours of Operation. Each AAGS Center shall be open for business during all New York Stock Exchange trading hours which coincide with the business hours of the AAGS Center location. In addition, any AAGS Center may be open for business during such additional hours as Subscriber chooses, subject to approval by AAGS.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


2.4 Modifications to Program. AAGS may modify the AAGS Program for purposes of
(i) meeting applicable regulatory requirements, or (ii) making the AAGS Program more effective, efficient, economical or competitive, offering additional services, adapting to new technology or conditions, or enhancing the reputation or public acceptance of the AAGS Program.

2.5 Disclosures on Opening of Customer Account. At the time each AAGS Customer account is opened, the Registered Representatives shall disclose orally and in writing to the AAGS Customer the minimum disclosures, as defined from time to time by1he regulatory authorities. In addition, the Registered Representatives shall obtain from each customer at the time the account is opened a signed statement acknowledging that the AAGS Customer has received and understands the disclosures.

2.6 Exclusivity. Subscriber agrees that, during the term hereof, securities brokerage services that arc competitive with the AAGS Program will not be offered. by, or made available through Subscriber without the prior written consent of AAGS.

3. Subscriber's Responsibilities. Subscriber shall:

         (a) provide facilities acceptable to AAGS for the establishment of AAGS Centers, and, at the request of AAGS, enter into additional agreements for the provision or sharing of space for AAGS or its affiliates in connection with the AAGS Program;

         (b) allow AAGS supervisory personnel and representatives of any other entity having jurisdiction over the operation of the .AAGS Centers and the conduct of the Registered Representatives unimpeded access to the AAGS Centers, to all records maintained in connection with the operation of the AAGS Centers and to the Registered Representatives;

         (c) establish and observe appropriate policies and procedures consistent with applicable law, rule, regulation and administrative statements of policy; .

         (d) provide to AAGS reasonable access to customer account information to the extent permissible under applicable law. Such information shall be provided to the on-site Registered Representatives, and such. information shall be used only in conjunction with the marketing of AAGS Program Services; and

         (e) use all reasonable efforts to provide the support personnel necessary to cooperate with AAGS and to do all other acts and things necessary or appropriate to give effect to this Agreement.

4. Staffing and Personnel.

4.1 Registered Representatives.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


         (a) AAGS Program Staffed by .Registered Representatives. Securities transactions shall be effected and any related advice or recommendations shall be disseminated only by Registered. Representatives of AAGS who shall be registered and qualified with the National Association of Securities Dealers; 1nc. ("NASD"), and who shall undertake such affiliation with AAGS. Such persons are referred to in this Agreement as "Registered Representatives."

         Each Registered Representative shall enter into an Independent Contractor Agreement with AAGS in the form specified by AAGS, setting forth the terms of the Registered Representative's affiliation as a representative of AAGS; provided that Subscriber shall pay the compensation of the Registered Representatives in the manner and in the amounts to be determined by AAGS with the consent of Subscriber as set forth in Section 4.1(c) below. Prior to execution by any Registered Representative of an Independent Contractor Agreement, Subscriber's Board of Directors shall have. the right to review and approve the form of Agreement.

         Subscriber or its affiliates shall not have any responsibility for supervision of the securities brokerage services performed by Registered Representatives or for compliance by the Registered Representatives with AAGS's standards of conduct or procedures established for such persons.

         (b) Training. Prior to taking such examination(s) as may be required to qualify with the NASD, each Registered Representative must successfully complete certain training, including a prescribed pre-examination course, the cost of which shall be borne by Subscriber. AAGS may provide additional training of the Registered Representatives with respect to the AAGS Program, at no cost to Subscriber. Subscriber shall make the Registered Representatives available to fully participate in such pre- and post-qualification training as AAGS tray provide.

         (c) Compensation. Subscriber shall pay the compensation of the Registered Representatives in the manner and in the. amounts to be determined by AAGS with the consent of Subscriber, and AAGS shall reimburse Subscriber for such compensation payments. by means of Revenue Sharing Payments. The Registered Representatives shall be treated as independent contractors of AAGS for federal, state and local income tax withholding, FICA withholding and employee benefit program purposes. For the purposes of this Agreement the Registered Representatives shall be deemed "employees" of AAGS only as the term is applied under the Securities Exchange Act of 1934 and the Registered Representatives will be supervised. by AAGS only as provided in this Agreement. In all other contexts it is agreed that the Registered Representatives will be independent contractors as to AAGS. AAGS will not pay any, salary nor withhold any employment taxes nor provide any benefits to such Registered Representatives. The Registered Representatives will be compensated solely by Subscriber in the manner and in the amount to be determined by Subscriber and AAGS.

         (d) Control by AAGS. AAGS shall exercise' exclusive control of the Registered Representatives with respect to their conduct of business for AAGS, and their conduct in such capacity shall be governed in all respect by AAGS's compliance and procedures manuals and all other manuals, procedures, rules and instructions of AAGS, and by applicable laws, rules and regulations. Subscriber shall strictly honor such control relationship and shall not have any involvement whatsoever in, or any responsibility for, supervising any of the securities brokerage services performed by the Registered Representatives.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


         (e) Discipline. The Registered Representatives shall be subject to discipline by AAGS and by various federal and state regulatory authorities, securities exchanges, associations of securities brokers and dealers. and certain other entities having jurisdiction over the operation of the AAGS Centers and the conduct of the Registered Representatives. Subscriber shall cooperate with AAGS in all respects in connection with the enforcement of any sanctions imposed by AAGS or by any of such entities against any Registered
Representative: Such disciplinary measures may include suspension or dismissal of any Registered Representative as a registered representative of AAGS.

         Subscriber shall report to AAGS any violation of any law, rule or regulation of any of AAGS's standards of conduct or procedures for registered representatives of which Subscriber has knowledge or substantial suspicion; provided, however, Subscriber shall not have any obligation to monitor the activities of the Registered Representatives or to cause compliance with AAGS's standards of conduct or procedures established for such persons.

         (f) Termination; Suspension. - AAGS will notify Subscriber of the termination of any Registered Representative for cause by AAGS.

         (g) Conduct of Subscriber's businesses. The Registered Representatives may conduct business on behalf of Subscriber when not acting as registered representatives of AAGS. The conduct of Subscriber's businesses by the Registered Representatives shall be consistent with, and subject to, the provisions of Section 11.3.

         (h) Customer Complaints. .Registered Representatives shall be required to promptly report all complaints by AAGS Customers to AAGS. AAGS shall promptly provide information regarding the complaints to Subscriber.

4.2 Non-Licensed Personnel.

         (a) Limited activities. Employees of Subscriber who are not also Registered Representatives ("Non-Licensed Personnel") may, to the extent permitted by applicable law; rule or regulation distribute promotional literature regarding the AAGS Program, direct persons to Registered Representatives and provide certain other limited types of information and assistance but may not engage in any investment-related activities on behalf of AAGS. Subscriber shall monitor the activities of, and cause compliance by, Non-Licensed Personnel with AAGS's standards of conduct established for such persons. Non-Licensed Personnel shall not be entitled to receive any compensation, cash, or non-cash, that is based on the effectiveness or the success of referrals of customers of Subscriber to AAGS.

         (b) Training. AAGS shall make materials available to assist Subscriber in training Non Licensed Personnel regarding standards of conduct and permissible activities in connection with the AAGS Program. Subscriber shall make Non-Licensed Personnel available to participate in such training.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


 5. Compensation and Expenses.

         5.1 Revenue Sharing Payments. AAGS shall make payments to. Subscriber with respect to all securities transactions which occur pursuant to this Agreement and are-attributable to the AAGS Centers operating at Subscriber's premises ("Revenue Sharing Payments"), in accordance with the Schedules attached to this Agreement. Revenue Sharing Payments represent reimbursement for compensation of the Registered Representatives and payment for the use of the facilities and equipment of Subscriber required for the operation of the AAGS Centers. The Revenue Sharing Payments do not represent compensation for or creation of a partnership or joint venture between Subscriber and AAGS. AAGS shall make Revenue Sharing Payments to Subscriber on at least a monthly basis. Each Revenue Sharing Payment shall be accompanied by a complete record of transactions and, if applicable, a record of any costs, expenses, charges or fees advanced by AAG that as the responsibility of the subscriber pursuant to section 5.3 of this Agreement and deducted from such Revenue Sharing Payment.

         The Schedules attached to this Agreement may be amended from time to time by AAGS, and shall be binding on AAGS, Subscriber and, to the extent applicable, Registered Representatives. No payments shall be due from AAGS or payable by Subscriber to any Registered Representative for sales of any security product or service not approved by AAGS.

         AAGS may, at its discretion amend the Revenue Sharing Payments from time to time. AAGS shall notify Subscriber not less than 30 days in advance of any modification in the percentage of Revenue Sharing Payments, which modification shall take effect on the date specified in such notice. Following receipt of notice of modification in the percentage of Revenue Sharing Payments, Subscriber may terminate this Agreement by giving written notice of termination to AAGS within 30 days receipt thereof. If Subscriber gives such notice of termination to AAGS, this Agreement will terminate 30 days following AAGS's receipt of such notice.

         5.2 Authorized Adjustments. AAGS reserves the right to deduct or to be reimbursed by Subscriber from the Revenue Sharing Payments payable or paid to Subscriber hereunder an amount equal to any charge-back that is levied against AAGS by a broker/dealer or issuer who has paid a dealer allowance, or commission to AAGS. With respect to any charge-backs described hereinabove, AAGS shall use such efforts as are customary in the securities brokerage business to mitigate such losses; costs or expenses prior to making any deductions, or seeking reimbursement from Subscriber. AAGS shall also charge-back Subscriber its Revenue Sharing Payment received from AAGS for transactions by a customer for whom AAGS has not received information necessary to complete its customer file, including information required by the NASD Securities Dealers Rules of Fair Practice Article III, Section 2.

         AAGS and its subsidiaries and affiliates are hereby given a valid first lien on all Revenue Sharing Payments under, this Agreement as security for the payment of any and all debts or claims due, or to become due, to AAGS or any of its subsidiaries or affiliates, for any reason including losses and expenses in customer accounts as a result of Registered Representative's actions. In the event of default of any debt, any claim or loss, AAGS and its subsidiaries and affiliates arc authorized, without notice and without any judicial action, to foreclose this lien by



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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


crediting any and all payments accrued, or to accrue, toward the reduction of such debt or claim. This lien hereby created shall not be extinguished by the termination of this Agreement.


5.3 Subscriber Costs and Expenses.

         (a) Direct costs and expenses. Subscriber shall be responsible for the costs and expenses associated with the following items in connection with the operation of the AAGS Centers at Subscriber's locations:

         (1) Any necessary furnishings or structural arrangement and required minimum signage to comply with Section 11.3 of this Agreement;

         (2)      News\quotc service and maintenance;

         (3)      Telephones and other operating equipment;

         (4) Registered Representative compensation and costs, including, without limitation, recruitment costs, salary and benefits, travel, lodging, meals, cost of pre-qualification training and prescribed pre-examination course, examination fees and filing fees, and AAGS's corporate stationery and business cards;

         (5)      Subscriber-sponsored advertising and promotion;

         (6) Certain, pass-through costs which may arise, including,, but not limited to, brokerage clearing costs, NASD assessments and applicable insurance costs as described in Section 7 of this Agreement; and

         (7) All other costs associated with the operation of the AAGS Centers at Subscriber's locations not specified in Section 5.4.

         Subscriber shall pay all costs and expenses set forth in this Section directly to third-party vendors or to AAGS in accordance with AAGS's applicable standard procedures. AAGS may, following notice to Subscriber, eliminate one or more of Subscriber's direct costs or expenses.

         (b) Indirect Costs and Expenses. AAGS SHALL furnish. to peach AAGS Center reasonable quantities of promotional literature as determined by AAGS. Subscriber may request additional promotional literature at Subscriber's costs.

5.4 AAGS Costs and Expenses. AAGS shall be responsible for the costs and expenses associated with the following items in connection with the operation of the AAGS Program:

         (a) All costs associated with the operation of AAGS's national and regional offices;


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


         (b) All costs associated with the recruitment, training, qualification and employment by AAGS of all AAGS employees who are not also employees of Subscriber;

         (c) Post-qualification training of Registered Representatives as referred to in Section 4.1(b) hereof;

         (d) Reasonable quantities of promotional literature furnished to each AAGS Center;

         (e) AAGS sponsored advertising and promotion of the AAGS Program; and

         (f) Compliance and supervision:

6. Advertising and Promotion.

6.1 Approval. Subscriber shall secure AAGS's written approval in advance of use of all advertising and promotional materials prepared by or on behalf of Subscriber which mention AAGS or the AAGS Program. All such advertising and promotional materials shall make it clear that the AAGS Program is provided by AAGS and not the Subscriber. AAGS shall secure Subscriber's prior written approval of all advertising and promotional materials prepared by or on behalf of AAGS which mention Subscriber. Subscriber shall also have the right of review and approval, which approval shall not be unreasonably withheld, regarding any other advertising and promotional materials used at the AAGS Centers.

6.2 Disclosures. All advertisements and other marketing, promotional and sales materials for products sold through the AAGS Program shall display conspicuously, the disclosures required by Section 2.5 of this Agreement.

7. Insurance. AAGS shall maintain or cause to be maintained in full force and effect liability insurance and fidelity bond insurance covering each person designated as a Registered Representative on the effective date pursuant to this Agreement. AAGS agrees that it shall maintain or cause to be maintained such liability insurance and fidelity bond insurance throughout the term of this Agreement and shall obtain or cause to be obtained equivalent coverage for each person, who may subsequently be designated as a Registered Representative pursuant to this Agreement.

8. Tradenames, Etc. No party hereto shall use any service mark, trade name or trademark of the other parties hereto without the prior written consent of such other parties. The parties recognize and acknowledge that failure by any party to comply with the provisions of this Agreement regarding permitted use by such party of any other party's name, logo. and service mark may result in damage to such other party for which monetary damages would be inadequate. The parties therefore agree that either party shall be entitled to specific performance of the other party's obligations pursuant to such provisions.

9. Events of Default.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


9.1 Defaults. Any of the following shall constitute a default by a party under this Agreement: (a) if that party is in material breach of any obligation hereunder and such breach is continuing following thirty days written notice by the aggrieved party to the breaching party; (b) if any representation or warranty of such party under this Agreement is materially breached; or (c) if such party liquidates or dissolves or otherwise ceases to conduct business in the ordinary course, or has a receiver, sequestrator or trustee appointed for it or for all or a substantial part of its property.

9.2 Remedies on Default. In the case of any default under this Agreement, an aggrieved party may (a) commence arbitration proceedings under this Agreement, and, to the limited extent provided in that section, appropriate judicial proceedings; (b) suspend performance under this Agreement until the breach has been satisfactorily cured; or (c) terminate this Agreement under the applicable provisions. The remedies provided in this Section are intended to be cumulative.

10. Term and Termination.

10.1 Term. This Agreement shall commence on the date, of this Agreement and continue until terminated in accordance with this Section.

10.2 Termination. In addition to any other provision in this Agreement providing for termination, this Agreement may be terminated as follows:

         (a) Either party may terminate this Agreement, with or without cause, upon thirty (30) days prior written notice to the other party.

         (b) following a default under this Agreement, the aggrieved party may at any time terminate this Agreement by written notice to the breaching party.

10.3 Effect of Termination. if this Agreement is terminated, with or without cause:

         (a) Subscriber shall (i) immediately cease representing itself as being part of the AAGS Program, discontinue use of all AAGS materials and all materials bearing AAGS's name, logo or service mark; return to AAGS any equipment, signs, materials, furnishing and supplies purchased by AAGS and promptly remove AAGS's name, logo or service mark from any such items purchased by, Subscriber; and (ii) return to AAGS all records relating to AAGS's brokerage accounts, all AAGS procedures and compliance manuals and all AAGS forms and documents and shall so certify in writing to AAGS within ten days of the date of termination.

         (b) AAGS shall cooperate in the transfer of accounts in accordance with the provisions of Section 65 of the Uniform Practice Code of the National Association of Securities Dealers, Inc. if this Agreement is terminated and Subscriber is transferring its securities business to another broker/dealer, including a broker/dealer subsidiary of Subscriber, AAGS shall cooperate in and the parties shall mutually agree on the orderly transfer of accounts from the AAGS Program to the new broker/dealer. In the event this Agreement is terminated and Subscriber is not transferring its securities business to another broker/dealer, each AAGS Customer's account shall be transferred to another AAGS location.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


11. Regulatory Compliance.

11.1 Compliance with Laws. Both parties recognize that the transactions contemplated by this Agreement arc subject to the Interagency Statement on Retail Sales of Non deposit Investment Products, dated February 15, 1994, and applicable laws, rules and regulations. Each party further agrees to act consistently with the laws, rules, and regulations applicable to the other in connection with this Agreement and to otherwise cooperate to enable both parties to comply with such laws, rules, and regulations.

11.2 Compliance Monitoring. To the extent required by the Interagency Statement or other applicable laws, rules and regulations (a) Subscriber is hereby authorized to monitor and periodically review the services rendered by AAGS pursuant to Section 2 of this Agreement for the purpose of verifying that AAGS is complying with the terms of this Agreement; (b) Subscriber, and the federal and state banking agencies having jurisdiction over Subscriber, are hereby authorized to have access to such records of AAGS as necessary or appropriate to evaluate compliance with this Agreement, including customer complaints, NASD exams, and suitability of customers and products; (c) Subscriber shall allow supervisory personnel of AAGS, and representatives of the SEC and NASD to have access to the AAGS Centers in older to inspect the books and records and other relevant information maintained by AAGS with respect to the AAGS Program; and
(d) Subscriber shall monitor the activities of Non-Licensed Representatives and ensure their compliance with the limits on their permissible with respect to securities transactions and broker/dealer services. The parties shall agree on reasonable procedures for implementing monitoring programs by Subscriber.

11.3 Separation of Businesses. Subscriber shall maintain strict and total separation of its businesses from the business conducted at each AAGS Center, with appropriate signage specified in AAGS's Compliance Manual, including separation of records and of physical facilities, and shall conduct their businesses at all times so as not to lead to confusion between the businesses conducted by Subscriber and the business conducted at AAGS Centers. Subscriber shall comply in all respects with AAGS's Compliance Manual, as it may be modified, and which is incorporated in and made a part of this Agreement.

12. Confidentiality.

12.1 AAGS Program. All information, records and any other documents associated with the AAGS Program are confidential and proprietary in nature, and shall not be used by Subscriber or disclosed to any person or entity by Subscriber or its employees or agents except as necessary in operation of the AAGS Program or as, required by applicable law.

12.2 Customer Information. AAGS agrees that all customer account information obtained by AAGS from Subscriber is confidential and proprietary in nature and that such information shall not be divulged by AAGS to any third parties or entities or used in, any manner other than in connection with operation of the AAGS Centers.

13. Indemnification.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


13.1 Indemnification of Subscriber. AAGS shall indemnify and hold harmless Subscriber, and its officers, directors, employees and agents, from and against any and all losses, claims, damages, liabilities, actions, costs or, expenses, joint or several, to which they may become' subject (including any amounts paid in settlement or compromise, provided that AAGS has given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or ate based upon
(i) any employee of Subscriber acting (whether under actual or apparent authority, of otherwise) as a Registered Representative, or (ii) any employee of AAGS.

13.2 Procedure. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action; such indemnified party will notify AAGS in writing of such claim or the commencement of such action. The indemnification is conditioned upon timely receipt of such written notice, In case any such action is brought against any indemnified party, and AAGS receives notice as provided in this section, AAGS shall participate and may assume the defense of such action. Upon assumption of the defense, AAGS will cease to be liable to such indemnified party under this Section for any legal or other. expenses subsequently incurred by such indemnified party.

14. Arbitration.

14.1 Binding Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation', performance or termination which is not settled in writing within sixty days after it arises, shall be settled by arbitration before the Arbitration Department of the NASD. Any demand for arbitration shall be in writing and delivered to all other parties under this Agreement. The arbitration shall be conducted in accordance with the rules then in effect of the NASD or, if such controversy is not arbitrable pursuant to the rules of the NASD, then in accordance with the commercial rules then in effect of the American Arbitration Association ("AAA").

         The NASD or the AAA, as applicable, shall administer the arbitration and act as appointing authority, except that the parties may engage in document and/or deposition discovery in accordance with the United States Federal Rules of Civil Procedure. All discovery shall be enforced by the arbitrators. The arbitration, including the rendering of the award, shall take place in the capital city of the state where the chief executive office of the Subscriber is located; and shall be the exclusive forum for resolving any dispute, controversy or claim hereunder.

         This agreement to arbitrate is self executing, and the arbitrators shall be empowered to determine the scope of arbitration, including what is and what is not subject to arbitration, and shall have the power to make an award due to the default of a party under the arbitration proceedings. Unless otherwise agreed by the parties, a parcel of three arbitrators shall be appointed to hear any matter submitted to arbitration here under, and shall be chosen in accordance with rules of the NASD or the AAA, as applicable.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


14.2 Decision Final and Binding. The decision of the arbitrators shall be final and binding upon the parties and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine.

14.3 Injunctive Relief, Etc. Notwithstanding anything herein to the contrary, each party shall. have the right to institute judicial proceedings in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief to the extent the arbitrator is not empowered to grant such relief.

15. Miscellaneous

15.1 Notices. All notices, consents or other communications required to be delivered under this. Agreement shall be in writing, delivered personally; by facsimile, or forwarded by certified mail, postage prepaid, to the address, set forth. below and shall be deemed duly given when personally delivered or transmitted by facsimile, or three business days after the date of deposit in a mail box or other U.S. Postal Service depository outside the control of the sender. Either party may designate in writing any other address to which such notices, consents and other communications shall be sent. Until any such change, such notices, requests and other communications shall be sent to the address set forth on the final page of this Agreement.

15.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to it$ subject matter and supersedes any prior agreement, written or oral in force between AAGS and Subscriber. This Agreement may be amended only in writing singed by the parties.

15.3 Assignment Prohibited. No party may assign this Agreement without the prior written consent of the other party.

15.4 Successors .and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each of the parties.

15.5 Limitation on Damages. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT.

15.6 Captions. The captions of the paragraphs and subparagraphs of this Agreement shall not affect its interpretation.

15.7 Severability. In the event that any court of competent: jurisdiction declares invalid any provision of this Agreement such invalidity shall have no effect on the other provisions hereof, which shall remain. valid and binding and in full force and effect.

15.8 Amendments to Comply with Laws, Etc. The parties. agree to meet and negotiate in good faith for the purpose of adopting appropriate amendments to this Agreement to comply with new or amended laws, rules and regulations applicable to any of the parties in connection.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


with this Agreement, including, without limitation, rules or other promulgations of self regulating organizations.

15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the of Ohio, without regard to conflicts of law principles.


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                  SINGLE PAY AGREEMENT FOR BROKERAGE SERVICES


        IN WITNESS WHEREOF, AAGS and Subscriber have executed this Agreement as of the date set forth above.


         SUBSCRIBER:                High Street Financial Services, Inc.

                                    By: /s/ J. Edgar McFarland
                                       ----------------------------------------
                                    Title President & CEO
                                         --------------------------------------
                                    Address: l310 Hendersonville Rd.
                                             Asheville, NC 28803
                                            -----------------------------------
                                    Attn: Christopher Frierd
                                         --------------------------------------
                                    Fax #: (828) 277-4525
                                          -------------------------------------


         AAG SECURITIES, INC.

                                    By: /s/
                                       ----------------------------------------
                                    Title: President
                                          -------------------------------------

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

                                         Effective Date   5-13-98
                                         Subscriber       High Street Financial
                                                          Services, Inc.


[AAG SECURITIES, INC. LETTERHEAD]


                          BROKERAGE SERVICES AGREEMENT

                     SCHEDULE A - Revenue Sharing Payments

            For Subscription Accounts with Non-Affiliated Companies

Revenue Sharing Payments are defined as 80% multiplied by 100% of the dealer reallowance, concession or commission received by the Firm with respect to the sale of specific securities, products and services.

              For Subscription Accounts with Affiliated Companies

Revenue Sharing Payments are defined as 80% multiplied by 100% of the commission received by the Firm with respect to the sale of specific securities products issued by the Firm's affiliated insurance carrier, Annuity Investors Life Insurance Company.

                     For Pershing Accounts Revenue Sharing

Payments are equal to 80% of the balance of the commission or mark-up charged to the customer less the appropriate ticket charge (as published from time to time) levied against the Subscriber. If the balance of the commission or mark-up charged to the customer less the applicable ticket charge is a negative balance, then the Subscriber is solely responsible for the entire difference. The negative balance may be offset by any other earned Revenue Sharing Payments in the Subscriber's account. Commissionable events Include only purchases or sales of securities and any Rule 12b-1 asset trailers and similar commissions. A redemption fee on certain securities may be charged to the customer. however the Subscriber shall not earn Revenue Sharing Payments on any such redemption fee.


SUBSCRIBER:                         AAG SECURITIES, INC.

/s/ J. Edgar McFarland              /s/ J. L. Henderson
------------------------------      -------------------------------------------
(Signed Name)                       (Signed Name)

J. Edgar McFarland                  James L. Henderson/President
------------------------------      -------------------------------------------
(Printed Name)                      (Printed Name/Title)

President & CEO
------------------------------
(Title)


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